Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32429) pertaining to the Employee Investment Program of Federal-Mogul Corporation of our report dated June 14, 2004, with respect to the financial statements and schedule of the Federal-Mogul Corporation Employee Investment Program included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Detroit, Michigan
June 28, 2004